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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        February 6, 1997
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                          Dense-Pac Microsystems, Inc.
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             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
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                 (State of other jurisdiction of incorporation)


         0-14843                                         33-0033759
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  (Commission File Number)                    (IRS Employer Identification No.)



  7321 Lincoln Way,  Garden Grove,  California                       92641
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   (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (714)  898-0007
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          (Former name or former address, if changed since last report)
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Item 5.   Other Events

          The Company issued the following press release on February 6, 1997:

Garden Grove, Calif. - February 6, 1997 - Dense-Pac Microsystems, Inc. (NASDAQ:DPAC) announced today that its Board of Directors has elected Uri Levy, Chairman of the Board. Mr. Levy joined Dense-Pac Microsystems at the beginning of the calendar year as its new chief executive officer and president.

The Board said that it named Mr. Levy, Chairman of the Board, in order to expand his responsibilities and have the flexibility he needs to carry out a major restructuring and expansion of the company's marketing, sales and research and development to better exploit its proprietary technology and better serve its public shareholders.

As part of a new company-wide strategic plan devised since joining Dense-Pac, Mr. Levy disclosed that the company plans to take a significant write-down in the fourth quarter ending February 28, 1997, some of which involves a portion of the company's older technology. "The write-down of these assets will also include severance packages, which could result in a significant one-time expense," he said.

"I am very optimistic about Dense-Pac's future," Mr. Levy said, explaining that he was putting into operation "a carefully planned, step-by-step forward going build up of a new structural organization that would provide a better response to our customers and will enable the company to market its products in areas that were not formerly considered." He also said that the company is "rebuilding its marketing and sales staff with specific industry applications experience as well as international marketing experience in areas such as the Pacific Rim, Europe and the former eastern bloc countries. This build up would be complimented with engineering, R&D, customer and design services, manufacturing and new automation to support the expansion efforts."

William Stowell, the company's chief financial officer, stated " we are excited about the Dense-Pac's future, morale is high, and all indications are that we are heading in the right direction."

Dense-Pac Microsystems, Inc. designs and manufacturers propriety computer chip stacking technology that allow the company's governmental and commercial customers to pack huge amounts of memory into small spaces. Its memory technology can be used in such diverse areas as space satellites and space missiles, high performance auto engines, computer servers and cellular phones.

Statements regarding the Company's expectations about growth and marketing strategies, new and existing products, future financial performance and other forward looking statements are subject to various risks and uncertainties, including, without limitation, demand and acceptance of new and existing products, technological advances and product obsolescence, availability of semiconductor devices at reasonable prices, competitive factors and the availability of capital to finance growth. These and other risks are discussed in greater detail in the Company's filings with the Securities and Exchange Commission.

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                                   SIGNATURES


        Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DENSE-PAC MICROSYSTEMS, INC.


Dated February 14, 1997                 By:  /s/ William M. Stowell
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                                                 William M. Stowell
                                                 Vice President-Finance